Exhibit 23.3

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

November 5, 2012

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm in the sections titled “Enforceability of Civil Liabilities” and “Legal Matters” in Baidu, Inc.’s registration statement on Form F-3, which will be filed with the Securities and Exchange Commission in the month of November 2012.

Yours faithfully,

/s/ Han Kun Law Offices
Han Kun Law Offices